UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	54-2040781
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A file number to which this form relates: 333-261398

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class

6.25% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the 6.25% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, of Gladstone Capital Corporation, a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Series A Preferred Stock” in the prospectus supplement dated May 31, 2023 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in the form in which it was filed with the Securities and Exchange Commission on May 31, 2023. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-261398), which was filed with the Securities and Exchange Commission on November 29, 2021 and declared effective on December 22, 2021.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement to the Articles of Incorporation, incorporated by reference to Exhibit 99.a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.2	Articles Supplementary for 6.25% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on 8-K (File No. 814-00237), filed on June 1, 2023.

3.3	Bylaws, incorporated by reference to Exhibit 99.b to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.4	Amendment to Bylaws, incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q (File No. 814-00237), filed February 17, 2004.

3.5	Second Amendment to Bylaws, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 814-00237), filed July 10, 2007.

3.6	Third Amendment to Bylaws, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 814-00237), filed June 10, 2011.

3.7	Fourth Amendment to Bylaws, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 814-00237), filed November 29, 2016.

4.1	Form of Certificate for Common Stock, incorporated by reference to Exhibit 99.d.2 to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-63700), filed August 23, 2001.

4.2	Form of Certificate for 6.25% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on 8-K (File No. 814-00237), filed on June 1, 2023.

4.3	Indenture between the Registrant and U.S. Bank National Association, dated as of November 6, 2018, incorporated by reference to Exhibit 2.d.l0 to Post-Effective Amendment No. 7 to the Registration Statement on Form N-2 (File No. 333-208637), filed November 6, 2018.

4.4	Third Supplemental Indenture between Gladstone Capital Corporation and U.S. Bank National Association, dated as of December 15, 2020, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00237), filed December 15, 2020.

4.5	Fourth Supplemental Indenture between Gladstone Capital Corporation and U.S. Bank National Association, dated as of November 4, 2021, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00237), filed November 4, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 1, 2023	GLADSTONE CAPITAL CORPORATION

	By:	/s/ Nicole Schaltenbrand
	Name:	Nicole Schaltenbrand
	Title:	Chief Financial Officer & Treasurer